UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 13, 2014, QLogic Corporation, a Delaware corporation (the “Company”), completed its previously announced acquisition from Broadcom Corporation, a California corporation (the “Seller”), of certain 10/40/100Gb Ethernet controller-related assets primarily relating to the Seller’s programmable NetXtreme II Ethernet controller family and licensed certain intellectual property from the Seller. The transaction was completed pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), dated as of February 18, 2014, for $147.3 million in cash (subject to certain adjustments set forth in the Purchase Agreement) and the assumption of certain liabilities. A description of the Purchase Agreement is set forth in the Company’s Current Report on Form 8-K filed on February 18, 2014. The foregoing description of the Purchase Agreement and the transactions performed thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities

On March 13, 2014, the Company implemented a restructuring plan designed to consolidate the Company’s product roadmap in connection with the acquisition described in Item 2.01. The restructuring plan includes a workforce reduction primarily associated with the consolidation of its engineering activities. In connection with the restructuring plan, the Company also expects to terminate certain contracts and impair certain assets related to the consolidation. The Company anticipates that the restructuring actions will be substantially completed within the next three months.

In connection with the restructuring plan, the Company expects to incur between $13 million and $16 million in pre-tax charges, including $8 million to $11 million of cash charges. The expected charges associated with the restructuring plan consist of $4 million to $5 million of employee termination benefits, $4 million to $6 million in contract termination and other costs, and approximately $5 million of asset impairments. The Company expects that the majority of the charges associated with the restructuring plan will be recorded in the fourth quarter of fiscal year 2014.

The cost estimates set forth in this Item 2.05 constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and speak only as of the date hereof. The forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual costs to differ materially from the estimated costs. In particular, the Company is unable to predict whether the Company will achieve the financial results expected in connection with the restructuring. These risks are in addition to the other risks cited in the Company’s press releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

Item 2.06 Material Impairments

The information required to be disclosed in this Item 2.06 is included in Item 2.05 above and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On March 13, 2014, the Company issued a press release announcing (i) the completion of the acquisition described in Item 2.01 and (ii) the restructuring described in Item 2.05. This press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

2.1	Asset Purchase Agreement, by and between QLogic Corporation and Broadcom Corporation, dated as of February 18, 2014 (the Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

99.1	Press Release, dated March 13, 2014, announcing (i) the completion of the acquisition and (ii) the restructuring.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

March 13, 2014	/s/ Jean Hu
Jean Hu
Senior Vice President and
Chief Financial Officer

Exhibit Index

2.1	Asset Purchase Agreement by and between QLogic Corporation and Broadcom Corporation, dated as of February 18, 2014 (the Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

99.1	Press Release, dated March 13, 2014, announcing (i) the completion of the acquisition and (ii) the restructuring.